Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Tom Robertson
Chief Executive Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES LEADERSHIP SUCCESSION PLAN

Jason Brooks Promoted to President and Chief Executive Officer

Mike Brooks to Remain as Chairman of the Board

NELSONVILLE, Ohio, May 18, 2017 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced that it will implement the Company’s leadership succession plan by promoting President, Core Brands, Jason Brooks, age 46, to President and Chief Executive Officer, effective May 19, 2017. Current Chief Executive Officer and Chairman of the Board Mike Brooks will continue to serve as Chairman of the Board.

“Jason has been a valuable contributor to Rocky’s success over the years and this promotion is a positive and natural transition,” commented Mike Brooks. “The board of directors is confident that the Company will benefit from his sales and management experience and intimate knowledge of our different business segments. I look forward to continuing to collaborate with Jason and the senior management team in my role as Chairman to build on the momentum we have created through our recent actions aimed at increasing profitability and generating improved shareholder value.”

Jason Brooks has served as President, Core Brands, of Rocky Brands US, LLC since February 2016. He previously served as President, U.S. Wholesale Sales, of Rocky Brands US, LLC from March 2011 until February 2016. Prior to that, he served as the Senior Vice President, U.S. Wholesale from August 2010 until March 2011. From September 2001 until August 2010, Mr. Brooks held various Vice President of Sales positions within the Company. He began his career with the Company in 1997 as an independent sales representative.

Jason Brooks said, “It is an honor to be appointed the next Chief Executive Officer of Rocky Brands. I am excited to lead this great organization as we focus on successfully executing our growth and profit improvement strategies.”

Jason Brooks has also been appointed to the Rocky Brands Board of Directors as a Class I Director.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2016 (filed March 9, 2017) and quarterly report on Form 10-Q for the period ended March 31, 2017 (filed May 5, 2017). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.